Exhibit 10.4

SUMMARY OF TERMS OF ARRANGEMENT FOR PERSONAL USE OF AIRCRAFT
BY KENNETH E. COMPTON

•                  Kenneth E. Compton, the Chief Executive Officer of Advance America, Cash Advance Centers, Inc. (the “Company”), is entitled to use the Company’s aircraft, whether owned by the Company, a subsidiary of the Company, or leased from a third party by the Company or one of its subsidiaries, for personal use for an aggregate of up to twenty-five flight hours per year, subject to aircraft availability in light of the Company’s business needs.